Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.44

Memorandum on Merchant Fees

(Special Fee Rate for SoftBank)

SB Payment Service Corp. (formerly SoftBank Payment Service Corp.; “SBPS”) and PayPay Card Corporation (formerly YJ Card Corporation; “PPCD”) enter into the following memorandum (this “Memorandum”) incidental to the Card Merchant Agreement dated March 20, 2015 between SBPS and PPCD (the “Agreement”).

Article 1 Setting of Special Rate

Pursuant to Article 17, Paragraph 2 of the Agreement, SBPS and PPCD agree as follows to a special rate for the merchant fees for credit sales applied to a specific merchant.

Merchant name	Merchant number		Merchant fees
SoftBank (B)	[	***]	1.2%

Article 2 Amendment of Special Rate

If SBPS and PPCD consult and amend the special rate under the preceding paragraph, they shall separately enter into an amendment memorandum in writing.

Article 3 Other Matters

Any matters not provided for in this Memorandum will be subject to the provisions of the Agreement.

In witness whereof, this Memorandum has been prepared in two originals, and each party shall affix its name and seal hereto and retain one original.

August 25, 2022

SBPS:	1-7-1 Kaigan, Minato-ku, Tokyo
SB Payment Service Corp.
Tomonori Hotta, Representative Director and Vice President

PPCD:	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Card Corporation
Mitsuhiro Wada, Representative Director